UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 619100

Dallas, Texas 75261-9100

(Address of Principal Executive Offices) (Zip Code)

(972) 281-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	KMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Notes Offering

On October 29, 2026, Kimberly-Clark Corporation (the “Corporation”) completed the previously announced sale of $4.9 billion aggregate principal amount of its senior unsecured notes, consisting of: (i)$750,000,000 aggregate principal amount of 5.100% Notes due 2028 (the “2028 Notes”), (ii) $1,000,000,000 aggregate principal amount of 5.300% Notes due 2029 (the “2029 Notes”), (iii) $1,250,000,000 aggregate principal amount of 5.450% Notes due 2031 (the “2031 Notes”), (iv) $750,000,000 aggregate principal amount of 5.650% Notes due 2034 (the “2034 Notes”) and (v) $1,150,000,000 aggregate principal amount of 5.800% Notes due 2036 (the “2036 Notes” and, collectively with the 2028 Notes, the 2029 Notes, the 2031 Notes and the 2034 Notes, the “Notes”) in a private offering (the “Offering”) that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued under the First Amended and Restated Indenture (as amended by the first, second and eighth supplemental indentures dated as of November 6, 1992, May 25, 1994 and October 27, 2021, respectively, the “Base Indenture”), dated as of March 1, 1988, by and among the Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) as trustee (originally executed with Bank of America National Trust and Savings Association) and the Eleventh Supplemental Indenture, dated as of October 29, 2026 (the “Eleventh Supplemental Indenture” and the Base Indenture as supplemented by the Eleventh Supplemental Indenture, the “Indenture”)), by and among the Corporation and U.S. Bank Trust Company, National Association, as successor trustee under the Indenture in respect to the Notes.

The Notes are the Corporation’s general, unsecured senior obligations, and rank equally in right of payment with all of the Corporation’s existing and future unsecured senior indebtedness, liabilities and other obligations, including the Corporation’s existing senior notes.

The Offering was conducted in connection with the Corporation’s previously announced proposed acquisition (“Acquisition”) of Kenvue Inc. (“Kenvue”). The Corporation intends to use the net proceeds from the Offering, together with cash on hand and/or borrowings under its commercial paper program, to fund the cash consideration payable in connection with the Acquisition, and to pay related fees and expenses. The Corporation expects to use any remaining net proceeds from the Offering for general corporate purposes.

Interest and Maturity

The 2028 Notes bear interest at a rate of 5.100% per annum and will mature on October 29, 2028. The 2029 Notes bear interest at a rate of 5.300% per annum and will mature on October 29, 2029. The 2031 Notes bear interest at a rate of 5.450% per annum and will mature on October 29, 2031. The 2034 Notes bear interest at a rate of 5.650% per annum and will mature on January 29, 2034. The 2036 Notes bear interest at a rate of 5.800% per annum and will mature on October 29, 2036. Interest on the 2028 Notes, the 2029 Notes, the 2031 Notes and the 2036 Notes will be payable on April 29 and October 29 of each year, commencing April 29, 2027. Interest on the 2034 Notes will be payable on January 29 and July 29 of each year, commencing January 29, 2027.

Optional and Special Mandatory Redemption

The Corporation may redeem the Notes at its option, in whole or in part, at any time and from time to time, at the redemption prices and on the terms and conditions set forth in the Indenture. In addition, if (i) the Acquisition has not been consummated prior to the date that is five business days after the later of (x) May 31, 2027 or (y) any later date as the parties to the Acquisition agreement may agree as the “Outside Date” thereunder or (ii) the Corporation notifies the trustee for the Notes that the Corporation will not pursue the consummation of the Acquisition, then the Corporation will be required to redeem all outstanding Notes at a special mandatory redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the applicable special mandatory redemption date.

Kenvue Guarantees

As previously reported, in connection with the Acquisition, on September 28, 2026, the Corporation commenced an offer to exchange all of Kenvue’s existing senior notes in exchange for new senior notes to be issued by the Corporation (the “Exchange Offers”) pursuant to a confidential offering memorandum and consent solicitation statement. If (i) the Exchange Offers are withdrawn (but the Acquisition has been consummated and the Notes are issued and outstanding) or (ii) if the Acquisition is consummated, the Notes are issued and outstanding and the Exchange Offers are not completed within four (4) business days after the expiration date of the Exchange Offers (as may be extended pursuant to the terms described in the offering memorandum and consent solicitation statement), the Notes will be fully and unconditionally guaranteed (the “Kenvue Guarantees”), on an unsubordinated unsecured basis, by Kenvue (or its successor, as applicable). This Current Report on Form 8-K does not constitute an offer to exchange with respect to the Exchange Offers and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Covenants and Events of Default

The Indenture contains covenants that, among other things, limit the ability of the Corporation and its restricted subsidiaries to issue, assume or guarantee specified secured debt, enter into sale and leaseback transactions with respect to any principal properties and consolidate with, merge into, or sell or transfer all or substantially all of its property and assets to, any other corporation. The Indenture also provides for customary events of default.

The foregoing description of the Notes, the Kenvue Guarantees, the Indenture and the Eleventh Supplemental Indenture are summaries and are qualified in their entirety by reference to such documents, which are attached as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Registration Rights Agreement

On October 29, 2026, in connection with the completion of the Offering, the Corporation and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the Notes, entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). The Corporation agreed under the Registration Rights Agreement to, among other things, use its commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes (except that the new Notes will not contain terms with respect to transfer restrictions and additional interest (as described below)), (ii) cause such registration statement to be declared effective under the Securities Act and (iii) complete the registered exchange offer within 365 days after the closing of the Acquisition. In addition, the Corporation has agreed to use commercially reasonable efforts to file, under certain circumstances, a shelf registration statement to cover resales of the Notes under the Securities Act. The Corporation shall be obligated to pay additional interest on the Notes if (A) the Corporation has not consummated the exchange offer within 365 days after the closing of the Acquisition, or, if a shelf registration statement is required and has not been declared effective under the Securities Act, on or prior to the later of (i) 365 days after the closing of the Acquisition and (ii) 365 days after the date, if any, on which the Corporation became obligated to have the shelf registration statement declared effective under the Securities Act pursuant to the Registration Rights Agreement; or (B) if applicable, a shelf registration statement covering resales of the Notes has been declared effective and such shelf registration statement ceases to be effective at any time during the effectiveness period (subject to certain exceptions) and such failure to remain effective exists for more than 90 days (whether or not consecutive) in any 12-month period during the effectiveness period.

The foregoing description of the Registration Rights Agreement is a summary and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

As previously reported, on November 2, 2025, the Corporation and JPMorgan Chase Bank, N.A. (the “Bank”) executed that certain bridge loan facility commitment letter (the “Debt Commitment Letter”), pursuant to which the Bank has committed to provide bridge financing in an amount of $7.7 billion to the Corporation to fund the cash consideration and to pay fees and expenses related to the Acquisition, on the terms and conditions set forth therein.

On December 9, 2025, $3.8 billion of the commitments made pursuant to the Debt Commitment Letter were terminated in connection with entry into (i) the Five-Year Revolving Credit Agreement by and among the Corporation, the Bank and the other lenders party thereto and (ii) the Delayed Draw Term Loan Credit Agreement by and among the Corporation, the Bank, and the other lenders party thereto. On October 29, 2026, the remaining $3.9 billion of the commitments outstanding under the Debt Commitment Letter were terminated as a result of the Corporation receiving net cash proceeds from the issuance of the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of 5.100% Notes due October 29, 2028.
4.2	Form of 5.300% Notes due October 29, 2029.
4.3	Form of 5.450% Notes due October 29, 2031.
4.4	Form of 5.650% Notes due January 29, 2034.
4.5	Form of 5.800% Notes due October 29, 2036.
4.6	First Amended and Restated Indenture dated as of March 1, 1988, between the Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) as trustee (originally executed with Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit No. 4.1 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399)).
4.7	Eleventh Supplemental Indenture, dated as of October 29, 2026, between the Corporation and U.S. Bank Trust Company, National Association, as successor trustee.
10.1	Registration Rights Agreement, dated as of October 29, 2026, by and among the Corporation and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the Notes.
104	The cover page from Kimberly-Clark Corporation’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: October 29, 2026	By:	/s/ Nelson Urdaneta
Name: Nelson Urdaneta
Title: Senior Vice President and Chief Financial Officer